AGREEMENT

THIS AGREEMENT (this “Agreement”) dated December 21, 2006, is entered into between CORNELL CAPITAL PARTNERS, LP (the “Purchaser”) and ETOTALSOURCE, INC. (the “Company”).

1.    Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Buyer shall purchase from the Company and the Company shall issue to the Buyer a Secured Convertible Debenture in the form attached hereto as Exhibit A (the “Debenture”) in the face amount of $7,642 for a purchase price of $7,642.

2.    Closing. The closing of the issuance of the Debenture shall occur within 1 business day of the satisfaction of all conditions precedent set forth in Section 6 hereof at the offices of the Buyer (the “Closing”).

3.    Closing Procedure. At the Closing, the Company shall execute and deliver the Debenture and the Buyer shall pay the Purchase Price in accordance with the disbursement instructions set forth on Schedule I attached hereto.

4.    Representations and Warranties of the Company.  The Company makes the following representations, warranties and agreements and confirms the following understandings:

(a)    Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)    SEC Documents: Financial Statements. Since January 1, 2005, except for the Company’s quarterly report on Form 10-QSB for the period ended September 30, 2006 (the “September 10-QSB”) , the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Subscribers which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(d)    Legal and Other Proceedings. Neither the Company, nor any of its affiliates or its executive officers or directors (in their capacity as executive officers or directors), is a party to any pending or, to the best knowledge of the Company, threatened, or unasserted but considered by it to be probable of assertion, claim, action, suit, investigation, arbitration or proceeding, or is subject to any order, judgment or decree that is reasonably expected by management of the Company to have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings or results of operations of the Company. The Company is not, as of the date hereof, a party to or subject to any enforcement action instituted by, or any agreement or memorandum of understanding with, any federal or state regulatory authority restricting its operations or requiring that actions be taken, and no such regulatory authority has threatened any such action, memorandum or order against the Company and the Company has not received any report of examination from any federal or state regulatory agency which requires that the Company address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

(e)    Authorization; Conflict; Valid and Binding Obligation. When issued in accordance herewith, the Debenture will be duly and validly authorized by all requisite corporate action of the Company. The Company has full right, power and capacity to execute, deliver and perform its obligations under the Debenture. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company's execution, delivery and/or performance of the Debenture, other than any filings required by applicable federal and state securities laws. The execution, delivery and performance of the Debenture, the consummation of the transactions herein contemplated and the compliance with the terms of the Debenture by the Company will not violate or conflict with any provision of the Articles of Incorporation, as amended or By-laws of the Company, or any agreement, instrument, law or regulation to which the

Company is a party or by which the Company may be bound. The Debenture, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

(f)    As of the date hereof, the Company owes its independent public auditor Beadle McBride Evans & Reeves, LLP, P.A. (the “Auditor”) an aggregate of $5,000 in connection with the Auditor’s review of the September 10-QSB.

5.    Use of Proceeds. The Company shall use the net proceeds of the Debenture as follows: (a) $5,000 to pay outstanding fees owed to the Auditor, (b) $642 to pay outstanding fees of Vintage Filing, LLC, which special counsel to the Company shall advance on behalf of the Company and be reimbursed directly out of the proceeds of the closing, and (c) $2,000 to pay the retainer for special legal counsel in connection with the September 10-QSB. The Company authorizes the Buyer send the net proceeds directly to the payees as set forth above for the benefit of the Company.

6.    Conditions Precedent. The obligations of the Buyer to purchase the Debenture shall be subject to the satisfaction by the Company or the following conditions precedent:

a.
The Company shall have obtained agreements from its current executive officers to remain available to any new management of the Company for the purpose of financial reporting obligations of the Company.

7.    Acknowledgement Concerning Filing of September 10-QSB.  The Company confirms that the September 10-QSB is ready to be filled with the SEC in accordance with all rules and regulations of filing thereunder with the exception of the consent of the Auditor. The Company acknowledges that the Buyer is relying on the Company’s representations and warranties related to the September 10-QSB in purchasing the Debenture.

8.    Within thirty days of the date hereof, the Company shall appoint a representative to be named by the Buyer as a director of the Company.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

BUYER:
CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By:  /s/ Mark Angelo

Name: Mark Angelo
Title: Portfolio Manager

COMPANY:
ETOTALSOURCE, INC.

By:  /s/ Michael Sullinger

Name: Michael Sullinger
Title: Chief Operating Officer

EXHIBIT A

FORM OF DEBENTURE

SCHEUDLE I

DISBUSEMENT INSTRUCIONS

The purchase price shall be disbursed in immediately available U.S. funds, payable to the following parties:

Gross Proceeds:	From Cornell Capital Partners, LP	$7,642

Disbursements:
	To: Beadle McBride Evans & Reeves, LLP, P.A.	$5,000
	To: Gallagher, Briody, & Butler (including a reimbursement of fees to Vintage Filings, LLC of $642 to date)	$2,642
Net Proceeds:	Net Proceeds Payable to the Company	$0

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ETOTALSOURCE, INC.	Cornell Capital Partners, lp

By: /s/ Michael Sullinger	By: Yorkville Advisors, LLC
Name: Michael Sullinger	Its: General Partner
Its: Chief Operating Officer
By: /s/ Mark Angelo
Name: Mark Angelo
Its: Portfolio Manager